Presented by: Kuslima Shogen, Chairman and CEO Lawrence A. Kenyon, Executive VP and CFO ALFACELL CORPORATION

2 Safe Harbor This presentation includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include the risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

3 Alfacell Snapshot (Nasdaq: ACEL) Ribonuclease (RNase) Based Technology Platform Overcomes Challenges of Targeting RNA Awaiting Imminent Phase III Data with 1st in Class Therapeutic Agent Transition to Commercial Entity Underway

4 RNA Interference Alfacell is 1st Company to Advance RNAi Related Compound into Late Stage Clinical Trials RNAi Involves the Use of Small Segments of RNA Material that Degrade RNA to Silence Genes Two types of RNA Material Identified for RNAi Therapeutics siRNA targets specific genes miRNA absence or presence regulates gene activity

Alfacell RNase Technology

- **Unique Enzymes**
  - Degrade tRNA
  - Target miRNA
  - Trigger G_1 cell cycle arrest & apoptosis in tumor cells
  - p53-independent apoptosis
    - Intrinsic or extrinsic pathways
- **Promising Drug Candidates**
  - Single agent
  - Combination therapy
  - Conjugates
  - Fusion products



3-Dimensional Structure of ONCONASE

ALFACELL CORPORATION

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6 Preclinical Phase I Phase II Phase III NDA ONCONASE(r) UMM Solid Tumors Conjugate Amphinase Glioma Antiviral Alfacell Pipeline

7 Alfacell Technology Advantages Highly Stable Not degraded by heat or proteases Avoids endogenous RNase inhibitors Non-immunogenic Structure and stability prevents antigen processing Selective Targets cancer cells while sparing healthy cells Multiple Mechanisms of Action Overcomes Multiple Drug Resistance

8 ONCONASE(r) Cell surface binding Endocytotic uptake Translocation from endosomes and/or Golgi Target tRNA and miRNA CELL DEATH via Protein Synthesis Inhibition or Specific Gene Regulation Mechanism of Action

9 ONCONASE(r) - Gateway to Success Phase IIIb Results Expected 3rd Quarter 2007 in Gateway Indication of Unresectable Malignant Mesothelioma (UMM) FDA Recognized Development Program Fast Track Status - US Orphan Drug Designation - US, EU, Australia NDA Preparation Underway Submissions Began February 2007

10 ~10,000 new cases / year worldwide ~40% in U.S. Associated with asbestos exposure Most common form: pleural (20-40 year latency) Median Survival Time (MST): <12 months Approved therapy: Pemetrexed ONCONASE(r) Clinical Development Unresectable Malignant Mesothelioma (UMM)

11 ONCONASE(r) Phase IIIb UMM Trial Design ONCONASE IV: 240/480 µg/m2 q week + Doxorubicin (60 mg/m2) q 3 wks vs. Doxorubicin (60 mg/m2) q 3 wks Primary Endpoint = Overall Survival (MST) N = 316 events (> 400 patients enrolled) Secondary Endpoints Tumor Response, Time to Progression (TTP) & Symptom Improvement Interim Analysis (105 Events) Completed April 2006

12 Phase IIIb Interim Analysis Phase IIIb Interim Analysis N = 143; Events N = 105 Phase IIIb Interim Analysis N = 143; Events N = 105 Phase IIIb Interim Analysis N = 143; Events N = 105 Group N MST (mos) ONCONASE +Doxorubicin 74 12 Doxorubicin 69 10 ^ = 20% Increased one-year survival ONCONASE + Dox 47% Doxorubicin only 36% MST in evaluable patients with clinical response ONCONASE + Dox 17 mos Doxorubicin only 10 mos ONCONASE did not alter the number or severity of known Doxorubicin side effects

13 Trial Design Two-arm, single-agent: Onconase vs. Doxorubicin Randomized: 33 U.S. investigator sites Intent to Treat Group: 157 patients (144 evaluable) Enrollment Initiated 1997 Completed 1999 In 1998, CALGB published the first rating system for mesothelioma, categorizing patients according to survival outcome ONCONASE(r) UMM Program Phase IIIa Trial

14 CALGB MM Prognostic Groups Prognostic Group Median Survival (Mos) Group 1 13.9 Group 2 9.5 Group 3 9.2 Group 4 6.5 Group 5 4.4 Group 6 1.4

15 Intent to Treat (ITT) N=157 (144 Evaluable) CALGB Groups 1-6 Group N MST (Months) 1 YR % 2 YR % Onc 75 8.4 33.3 13.7 Dox 69 8.2 34.8 10.9 N MST (Months) 1 YR % 2 YR % 47 11.6 46.8 20.2 57 9.6 38.6 12.3 17.4% 37.3% ONC Dox CALGB Groups 5-6 in Each Arm ONCONASE(r) UMM Program Phase IIIa Trial CALGB paradigm useful for evaluating survival Higher proportion of CALGB Groups 5 & 6 patients in ONCONASE(r) (28 of 75; 37.3%) than Doxorubicin (12 of 69; 17.4%) arm Treatment Target Group (TTG) N=157 (104 Evaluable) CALGB Groups 1-4

16 Phase IIIb Interim vs. IIIa TTG Phase IIIb Interim Analysis N = 143; Events N = 105 Phase IIIb Interim Analysis N = 143; Events N = 105 Phase IIIb Interim Analysis N = 143; Events N = 105 Group N MST (mos) ONCONASE +Doxorubicin 74 12 Doxorubicin 69 10 ^ = 20% Phase IIIa Treatment Target Group (TTG) N = 104 Phase IIIa Treatment Target Group (TTG) N = 104 Phase IIIa Treatment Target Group (TTG) N = 104 Group N MST (mos) ONCONASE 47 11.6 Doxorubicin 57 9.6 ^ = 20.8%

17 ONCONASE(r) UMM Program Lessons Learned for Phase IIIb Trial Design Prospective use of CALGB Paradigm Exclusion of CALGB Groups 5 & 6 Central Randomization Larger Sample Size FDA input

18 ONCONASE(r) - More than Meso Ongoing Phase I/II Oncology Program 2007 AACR pre-clinical in vivo and in vitro data presented in human NSCLC and Breast Cancer models showed significant inhibition of tumor growth without damage to non-cancerous cells Chemopreventative Therapy for Mesothelioma 25,000,000 asbestos exposure cases annually 2007 AACR presentation highlighted ONCONASE as preferred treatment for clinical investigation in mesothelioma prevention Antibody Conjugates Inclusion in latest edition of Handbook of Therapeutic Antibodies

19 Alfacell - The Transformation Begins Key Objective: Begin Transition from R&D to Commercial Enterprise Business Strategy to Drive R&D Decisions Management Team Enhancements Board Committees Commercial Planning Exploring Partnership Opportunities

20 Alfacell Management Team Kuslima Shogen, D.Sc. Chairman CEO Director Lawrence A. Kenyon Executive VP CFO Corporate Secretary David Sidransky, M.D. Vice Chairman Lead Independent Director John Brancaccio Stephen Carter, M.D. Donald Conklin James Loughlin Paul Weiss, Ph.D. Executive Team Board of Directors

21 Management Team Enhancements Research and Clinical Oversight Committee David Sidransky, M.D., Chair Work with management and scientific advisory board to provide management with support and direction in R&D programs Commercial and Business Development Oversight Committee Paul Weiss, Ph.D., MBA, Chair Work with management and Business Policy Committee (Tommy Thompson) to assist management in pursuing opportunities

22 Commercial Focus Partnership for ONCONASE(r) in UMM Top Priority Contingency planning for marketing without partner underway Investigating Partnership Opportunities in Oncology Indications Maximize value of ONCONASE asset Expanding Collaborations into New Areas Chemoprevention Antibody conjugates Radiation enhancement Anti-viral potential

23 Alfacell Financial Snapshot 2nd Qtr 2007 1st Half 2007 Fiscal 2006 R&D Expense $1,473 $3,043 $5,230 G&A Expense 1,062 1,988 3,005 Net Loss ($1,925) ($4,298) ($7,810) Cash & Equivs $8,024 $8,024 $11,519 000's Omitted FYE 7/31

24 2007 Milestones Obtain ONCONASE Phase IIIb Results Initiate Phase II Oncology Program Pursue Additional Partnership Opportunities

25 Alfacell - Poised for Transformation RNase Based Technology Platform Potential in broad range of therapeutic applications Imminent Phase III Data with 1st in Class Therapeutic Agent Target 3Q 2007 Transition to Commercial Entity First steps initiated